UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2026

Millrose Properties, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-42476	99-2056892
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Brickell Avenue, Suite 1400
Miami, Florida	33131
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 782-3841

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	MRP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 6, 2026, Millrose Properties, Inc. (“Millrose” or the “Company”) completed the offer and sale (the “Offering”) of $1.0 billion aggregate principal amount of senior notes in two separate tranches, one consisting of $500.0 million aggregate principal amount of 6.500% senior notes due 2029 (the “2029 Notes”) and the other consisting of $500.0 million aggregate principal amount of 6.750% senior notes due 2031 (the “2031 Notes” and, together with the 2029 Notes, the “Notes”). The Notes were issued and sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act, or any state securities laws, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The 2029 Notes were issued pursuant to an indenture (the “2029 Notes Indenture”), dated as of October 6, 2026, by and among the Company, the subsidiary guarantors party thereto and Citibank, N.A., as trustee. The 2031 Notes were issued pursuant to an indenture (the “2031 Notes Indenture”), dated as of October 6, 2026, by and among the Company, the subsidiary guarantors party thereto and Citibank, N.A., as trustee (the “2031 Notes Indenture” and, together with the 2029 Notes Indenture, the “Indentures”). The Notes are fully and unconditionally guaranteed on a senior unsecured basis by Millrose Properties SPE LLC and MPSAB, LLC, wholly-owned direct and indirect subsidiaries of the Company.

The Notes and the guarantees are the Company’s and the guarantors’ general senior unsecured obligations and are (i) pari passu in right of payment with all of the Company’s and the guarantors’ existing and future senior indebtedness, including the indebtedness under the amended and restated credit agreement, dated March 25, 2026 (as amended, the “Credit Agreement”), among the Company, the lenders from time to time party thereto, the issuing banks from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, and the Company’s outstanding 6.375% Senior Notes due 2030 and 6.250% Senior Notes due 2032, (ii) senior in right of payment to any future subordinated indebtedness of the Company and the guarantors, (iii) effectively subordinated to all of the Company’s and the guarantors’ existing and future secured indebtedness and (iv) structurally subordinated to all existing and future indebtedness and other liabilities of the Company’s subsidiaries that do not guarantee the Notes.

The 2029 Notes bear interest at a rate of 6.500% per annum and the 2031 Notes bear interest at a rate of 6.750% per annum. Interest on each of the 2029 Notes and the 2031 Notes accrues from October 6, 2026 and is payable in arrears on April 15 and October 15 of each year, commencing on April 15, 2027. The 2029 Notes mature on October 15, 2029 and the 2031 Notes mature on October 15, 2031.

The Company has the option to redeem some or all of the 2029 Notes on or after October 15, 2027 at the redemption prices specified in the 2029 Notes Indenture. Prior to October 15, 2027, the Company may redeem some or all of the 2029 Notes at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest on the 2029 Notes being redeemed plus a “make-whole” premium. In addition, prior to October 15, 2027, the Company may redeem up to 40% of the 2029 Notes with cash in an amount not to exceed the net cash proceeds from certain equity offerings at a redemption price equal to 106.500% of the principal amount being redeemed plus accrued and unpaid interest on the 2029 Notes being redeemed.

The Company has the option to redeem some or all of the 2031 Notes on or after October 15, 2028 at the redemption prices specified in the 2031 Notes Indenture. Prior to October 15, 2028, the Company may redeem some or all of the 2031 Notes at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest on the 2031 Notes being redeemed plus a “make-whole” premium. In addition, prior to October 15, 2028, the Company may redeem up to 40% of the 2031 Notes with cash in an amount not to exceed the net cash proceeds from certain equity offerings at a redemption price equal to 106.750% of the principal amount being redeemed plus accrued and unpaid interest on the 2031 Notes being redeemed.

In addition, if (i) the previously announced merger between Dream Finders Homes, Inc. and Beazer Homes, Inc. (the “Dream Finders Transaction”) has not been completed on or prior to May 13, 2027 (the “SMR Outside Date”), or (ii) prior to the SMR Outside Date, (A) the merger agreement governing the Dream Finders Transaction is terminated or (B) the Company notifies the trustee in writing that the Dream Finders Transaction will not be completed by the SMR Outside Date, the Company will be required to redeem all of the then-outstanding 2031 Notes on the Special Mandatory Redemption Date (as defined in the 2031 Notes Indenture) at a price equal to 100% of the principal amount of such 2031 Notes, plus accrued and unpaid interest from the date of initial issuance of such 2031 Notes to, but not including, the Special Mandatory Redemption Date.

Each Indenture limits the Company’s and its restricted subsidiaries’ ability to, among other things, (i) create certain liens, (ii) engage in certain sale and leaseback transactions, and (iii) effect certain mergers or consolidations, or sell all or substantially all of its assets. These covenants are subject to a number of important qualifications and exceptions as set forth in each Indenture. Additionally, (A) upon the occurrence of a Change of Control Triggering Event (as defined in the 2029 Notes Indenture), the Company must offer to repurchase all of the 2029 Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase and (B) upon the occurrence of a Change of Control Triggering Event (as defined in the 2031 Notes Indenture), the Company must offer to repurchase all of the 2031 Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. Each Indenture also provides for customary events of default.

The foregoing descriptions of the Indentures do not purport to be complete and are qualified in their entirety by reference to the full text of each such agreement, copies of which are attached as Exhibit 4.1 and Exhibit 4.2 to this Report and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information provided in Item 1.01 of this Report is hereby incorporated into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

4.1	Indenture, dated as of October 6, 2026, among Millrose Properties, Inc., the subsidiary guarantors party thereto and Citibank, N.A., as trustee, relating to the 2029 Notes.

4.2	Indenture, dated as of October 6, 2026, among Millrose Properties, Inc., the subsidiary guarantors party thereto and Citibank, N.A., as trustee, relating to the 2031 Notes.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLROSE PROPERTIES, INC.

Date: October 6, 2026	By:	/s/ Garett Rosenblum
	Name:	Garett Rosenblum
	Title:	Chief Financial Officer and Treasurer